SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K



                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) : August 14, 1997


                          SIMON DeBARTOLO GROUP, INC.

            (Exact name of registrant as specified in its charter)




     Maryland                    1-12618               35-1901999
(State or other jurisdiction    (Commission       (IRS Employer
of incorporation)                File Number)     Identification No.)





               115 WEST WASHINGTON STREET
                 INDIANAPOLIS, INDIANA                  46204
            (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code:  317.636.1600


                                Not Applicable
         (Former name or former address, if changed since last report)

Item 5.  Other Events


      On August 14, 1997 the Registrant made available additional ownership and operation information concerning the Registrant, Simon DeBartolo Group, L.P., Simon Property Group, L.P. and properties owned or managed as of June 30, 1997, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.



Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:

                                           Page Number in
Exhibit No.         Description              This Filing

 99                 Supplemental Information   4
                    as of June 30, 1997

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  August 14, 1997




                         SIMON DeBARTOLO GROUP, INC.


                              By:  \s\ Stephen E. Sterrett
                                   --------------------
                                   Stephen E. Sterrett,
                                   Senior Vice President and Treasurer
                                   Principal Financial Officer

                               SIMON DeBARTOLO GROUP
                             SUPPLEMENTAL INFORMATION
                               Table of Contents
                              As of June 30, 1997



    Information                                                Page

Overview                                                          5

Ownership Structure                                             6-8

Reconciliation of Net Income to Funds from Operations ("FFO")     9

Selected Financial Information                                10-11

Portfolio GLA, Occupancy & Rent Data                             12

Rent Information                                                 13

Lease Expirations                                             14-15

Scheduled Debt Amortization and Maturities                       16

Summary of Mortgage Indebtedness                                 17

Summary of Indebtedness by Maturity                           18-23

Summary of Variable Rate Debt and Interest Rate
    Protection Agreements                                     24-25

New Development Activities                                       26

Renovation/Expansion Activities                               27-28

Capital Expenditures                                             29

Gains on Sales of Peripheral Land                                30

Teleconference Text - July 31, 1997                           31-36

                             SIMON DeBARTOLO GROUP
                                   Overview





The Company


Simon DeBartolo Group, Inc. (the "Company" or "SDG") (NYSE:SPG) was created as a result of the merger (the "Merger") on August 9, 1996, of DeBartolo Realty Corporation ("DRC") into Simon Property Group, Inc.

Through its majority owned subsidiaries, Simon DeBartolo Group, L.P. and Simon Property Group, L.P. (collectively, the "Operating Partnership"), the Company owns or has an interest in 186 properties which consist of existing regional malls, community shopping centers and specialty and mixed-use properties containing an aggregate of 114 million square feet of gross leasable area (GLA) in 33 states. The Company, together with its affiliated management companies, manages approximately 130 million square feet of GLA in retail and mixed-use properties.

This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) debt information as of June 30, 1997, for the Company and the Operating Partnership.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnership, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnership with the Securities and Exchange Commission.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Director of Investor Relations-Simon DeBartolo Group, P.O. Box 7033, Indianapolis, IN 46207 (317) 685-7330.

                             SIMON DeBARTOLO GROUP
                        ECONOMIC OWNERSHIP STRUCTURE(1)
                                 June 30, 1997



SIMON DeBARTOLO GROUP, L.P. and Simon Property Group, L.P.
(the "Operating Partnership")

Total Common Shares and Units Outstanding = 158,630,665

  Operational Assets:
  -------------------
     114 Regional Malls
     65 Community Shopping Centers
     7 Specialty and Mixed-Use Properties

  Partners:                                              %
  ---------                                             --
     Simon DeBartolo Group, Inc.
       Public Shareholders                           59.3%
       Simon Family                                   2.1%
       DeBartolo Family                               0.0%
       Executive Management                           0.2%
                                                     -----
                                                     61.6%
                                                     -----

     Limited Partners of Simon
       Simon Family                                  21.8%
       DeBartolo Family                              14.0%
       Other Limited Partners                         2.5%
       Executive Management                           0.1%
                                                     -----
                                                     38.4%
                                                     -----
                                                    100.0%

Simon DeBartolo Group, Inc. (the "Company")(2)
  61.6% General Partner of Operating Partnership

  Common Shareholders                          Shares       %
  -------------------                       ---------      --

  Public Shareholders                     93,933,565    96.2%
  Simon Family                             3,329,821     3.4%
  DeBartolo Family                            19,832     0.0%
  Executive Management                       373,397     0.4%
                                          ----------   ------
                                          97,656,615   100.0%

Limited Partners ("Limited Partners")
  38.4% Limited Partners of Operating Partnership

  Unitholders                                  Units        %
  -----------                                  -----       --

  Simon Family                            34,584,455    56.7%
  DeBartolo Family                        22,207,888    36.4%
  Executive Management                       153,498     0.3%
  Other Limited Partners                   4,028,209     6.6%
                                          ----------   ------
                                          60,974,050   100.0%


(1) Schedule excludes preferred stock: 4 million shares of Series A issued on 10/27/95, 8 million shares of Series B issued on 9/27/96, and 3 million shares of Series C issued on 7/9/97.
(2) General partner of Simon DeBartolo Group, L.P. and Simon Property Group,
    L.P.

                             SIMON DeBARTOLO GROUP
                  Changes in Common Stock and Unit Ownership
          For the Period from December 31, 1996 through June 30, 1997



                                                  Operating
                                                 Partnership  Company
                                                   Units(1)Common Shares


Number Outstanding at December 31, 1996         60,974,050  96,880,415


March 26 Award of Restricted Stock (Stock
 Incentive Program)                                   -        507,549


Issuance of Stock in connection with the Merger       -         50,422


Issuance of Stock for Employee Stock Option
 Exercises                                            -        218,229



Number Outstanding at June 30, 1997             60,974,050  97,656,615




          Total Common Shares and Units Outstanding at June 30, 1997:
                                158,630,665(2)



(1)  Excludes units owned by the Company (shown here as Company Common Shares).
(2) Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock).

                             SIMON DeBARTOLO GROUP
                          Preferred Stock Outstanding




                                                                   Number of
                                                       Offering      Shares
                                                       -------       ------
Outstanding as of June 30, 1997
-------------------------------

Series A - private placement completed on
 October 27, 1995(1)                               $100,000,000     4,000,000


Series B - public offering completed on
 September 27, 1996(2)                             $200,000,000     8,000,000


Issued Subsequent to June 30, 1997
----------------------------------

Series C - public offering completed on
 July 9, 1997(3)                                   $150,000,000     3,000,000


(1) Dividends are paid quarterly at the greater of 8.125% per annum or the dividend rate payable under the underlying common stock. Holders have the right to convert the stock into common stock after October 27, 1997 at an initial conversion ratio equal to 0.9524. The Company may redeem the stock after five years upon payment of premiums that decline to $25.00 per share over the following seven years. Holders are entitled to vote on all matters submitted to a vote of the holders of common stock. Simon DeBartolo Group, Inc. contributed the proceeds to the Operating Partnership in exchange for preferred Units. The Operating Partnership pays a preferred distribution to the Company equal to the dividends paid on the preferred stock.

(2) Dividends are paid at 8.75% per annum. The Company may redeem the stock on or after September 29, 2006. The shares are not convertible into any other securities of the Company. Simon DeBartolo Group, Inc. contributed the proceeds to the Operating Partnership in exchange for preferred Units. The Operating Partnership pays a preferred distribution to the Company equal to the dividends paid on the preferred stock. The shares are traded on the New York Stock Exchange. The closing price on June 30, 1997, was $25.875.

(3)The Cumulative Step-Up Premium Rate Preferred Stock was issued at 7.89%. Beginning October 1, 2012, the rate increases to 9.89%. The shares are redeemable after September 30, 2007. The shares are not convertible into any other securities of the Company. The Company contributed the proceeds of the offering to the Operating Partnership in exchange for preferred units, the economic terms of which are substantially identical to the Series C Preferred Shares.

              SIMON DeBARTOLO GROUP
    Reconciliation of Net Income to Funds From
              Operations ("FFO") (1)
               As of June 30, 1997

      (In thousands, except per share data)


                                                        Six Months Ended
                                                              June 30,
The Operating Partnership                               1997         1996
-------------------------                              ------       ------

Income of the Operating Partnership before
Extraordinary Items                                    $91,475       $47,800

Plus:  Depreciation and Amortization from
Consolidated Properties                                 87,086        51,038

Less:  Minority Interest Portion of Depreciation
and Amortization and Extraordinary Items               (2,514)       (1,514)

Plus:  SDG's Share of Depreciation, Amortization
and Extraordinary Items from Unconsolidated
Affiliates                                              18,010         5,950

Less:  Preferred Dividends                            (12,813)       (4,062)

Less:  Gain on the Sale of Real Estate                    (20)             -

Funds from Operations of the Operating Partnership    $181,224       $99,212
     Percent Increase                                    82.7%

Weighted Average Common Shares and Units
Outstanding                                            158,261        95,754

FFO per Share/Unit                                       $1.15         $1.04
     Percent Increase                                    10.6%

The Company

FFO Allocable to the Company                          $111,408       $60,619
     Percent Increase                                    83.8%

Weighted Average Common Shares Outstanding              97,287        58,471

FFO per Share                                            $1.15         $1.04
     Percent Increase                                    10.6%

Distributions per Common Share/Unit                    $0.9975       $0.9850



(1) FFO amounts were calculated in accordance with the National Association of Real Estate Investment Trust's revised definition of FFO. Please see detailed discussion of FFO in the Company's December 31, 1996, Form 10-K.

        SIMON DeBARTOLO GROUP
    Selected Financial Information
         As of June 30, 1997

(In thousands, except as noted)



                                               Six Months Ended
                                                   June 30,
                                              1997         1996     % Change
                                             --------     --------
Financial Highlights(1)
-----------------------

Total Revenues - Consolidated Properties     $487,469     $283,204      72.1%

Total EBITDA of Portfolio Properties         $419,188     $231,981      80.7%
EBITDA After Minority Interest               $338,957     $184,936      83.3%

Net Income Available to Common
Shareholders Before Extraordinary Items
                                              $48,175      $26,663      80.7%

Net Income Available to Common
Shareholders per Share Before
Extraordinary Items                           $  0.50      $  0.45      11.1%

Funds from Operations of the Operating
Partnership                                  $181,224      $99,212      82.7%
Funds from Operations Allocable to the
Company                                      $111,408      $60,619      83.8%
Funds from Operations per Common Share        $  1.15      $  1.04      10.6%

Common Stock Distributions, per Common
Share                                         $0.9975      $0.9850       1.3%


Operational Statistics(2)
-------------------------

Occupancy at End of Period:
     Regional Malls (3)                         85.2%         83.4%       1.8%
     Community Shopping Centers (4)             92.4%         91.8%       0.6%

Average Base Rent per Square Foot:
     Regional Malls (3)                       $ 20.94      $ 20.18       3.8%
     Community Shopping Centers (4)           $  7.75      $  7.44       4.2%

Total Tenant Sales Volume, in millions: (5)
     Regional Malls (6)                       $ 2,902      $ 2,785       4.2%
     Community Shopping Centers (4)           $   652      $   668      -2.4%


Number of Properties Open at End of Period        186          183       1.6%


(1)  Not adjusted to give effect to the Merger prior to August 9, 1996.
(2) Based upon the business and properties of Simon Property Group and DRC on a combined basis to give effect to the Merger.
(3)  Includes mall and freestanding stores.
(4)  Includes all Owned GLA.
(5)  Represents only those tenants who report sales.
(6) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores.

SIMON DeBARTOLO GROUP
Selected Financial Information
As of June 30, 1997

(In thousands, except as noted)


                                             June 30,        June 30,
Equity Information (1)                          1997            1996
----------------------------                  ---------     -----------

Units Outstanding at End of Period              60,974          37,283
Common Shares Outstanding at End of
Period                                          97,657          58,560
                                             ---------     -----------

Total Common Shares and Units Outstanding
at End of Period                               158,631          95,843
                                             =========       =========

Weighted Average Units Outstanding for
the Period                                      60,974          37,283
Weighted Average Common Shares
Outstanding for the Period                      97,287          58,471
                                             ---------     -----------

 Weighted Average Common Shares and
   Units Outstanding for the Period            158,261          95,754
                                             =========       =========


                                             June 30,     December 31,
Selected Balance Sheet Information              1997            1996
---------------------------------------      ---------      -----------

Total Assets                                 $6,046,434      $5,895,910

Consolidated Debt                            $3,928,662      $3,681,984

Joint Venture Debt                           $1,274,586      $1,121,804

SDG Share of Joint Venture Debt               $ 498,726      $  448,218


Debt-to-Market Capitalization
----------------------------------------

Common Stock Price at End of Period           $   32.00      $    31.00

Equity Market Capitalization (2)             $5,376,181      $5,193,488

Total Capitalization - Consolidated Debt
Only                                        $9,304,843      $8,875,472

Debt-to-Market Capitalization -
Consolidated Only                                42.2%           41.5%

Total Capitalization - Including SDG
Share of JV Debt (millions)                 $9,803,569      $9,323,690

Debt-to-Market Capitalization - Including         45.2%           44.3%
SDG Share of JV Debt


(1)  Not adjusted to give effect to the Merger prior to August 9, 1996.
(2)  Market value of Common Stock and Units plus book value of Preferred Stock.

                             SIMON DeBARTOLO GROUP
                     Portfolio GLA, Occupancy & Rent Data
                              As of June 30, 1997

                                                               Avg. Annualized
                                                      % of OwnedBase Rent Per
                                  Total      % of     GLA WhichLeased Sq. Ft.
Type of Property   GLA-Sq. Ft.  Owned GLA  Owned GLA  is Leased  of Owned GLA

Regional Malls

-Anchor              59,687,742  19,927,154   29.3%       97.2%       $3.20

-Mall Store          32,431,694  32,431,696   47.8%       85.0%       21.35
-Freestanding         1,653,556     813,811    1.2%       95.0%        7.00
                     ----------  ----------   -----
     Subtotal        34,085,250  33,245,507   49.0%       85.2%      $20.94


Regional Mall Total  93,772,992  53,172,661   78.3%       89.7%      $13.60

Community Shopping Centers

-Anchor              10,907,597   6,685,931    9.9%       94.4%       $6.31
-Mall Store           3,621,162   3,540,072    5.2%       88.4%       10.72
-Freestanding           787,223     292,584    0.4%       97.1%        7.34

Community Ctr. Total 15,315,982  10,518,587   15.5%       92.4%       $7.75

Office Portion of
Mixed-Use Properties  2,002,188   2,002,188    3.0%       93.5%      $18.98

Mills-type Properties
and Other             2,723,020   2,191,237    3.2%


GRAND TOTAL         113,814,182  67,884,673  100.0%

                               Occupancy History
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
         -----            -----------------   -------------------
            6/30/97              85.2%                 92.4%
            6/30/96              83.4%                 91.8%

          12/31/96               84.7%                 91.6%
          12/31/95(3)            85.5%                 93.6%
          12/31/94(3)            85.6%                 93.9%
          12/31/93(3)            85.9%                  (4)

(1)  Includes mall and freestanding stores.
(2)  Includes all Owned GLA.
(3) On a pro forma combined basis giving effect to the Merger with DRC for periods presented.
(4) Information not available as community shopping center statistics for the properties formerly owned by DRC were not calculated prior to 1994.

                             SIMON DeBARTOLO GROUP
                               Rent Information
                              As of June 30, 1997




Average Base Rent
--------------
             Mall & Freestanding      %            Community         %
As of      Stores at Regional Malls Change      Shopping Centers   Change
-------    -----------------------  -----       ----------------   ------
  6/30/97              $20.94        3.8%            $7.75          4.2%
  6/30/96               20.18          -              7.44            -

 12/31/96               20.68        7.8              7.65          4.9
12/31/95(1)             19.18        4.4              7.29          2.4
12/31/94(1)             18.37        3.8              7.12          N/A
12/31/93(1)             17.70        5.0              N/A           N/A


Rental Rates



              Base Rent (2)
              -------------
              Store Openings    Store Closings                 Amount of Change
Year           During Period    During Period        Dollar       Percentage
----           -------------    -------------        ------       ----------

Regional Malls:
---------------
1997 (YTD)        $22.93            $19.62            $3.31          16.9%
1996               23.59             18.73             4.86          25.9


Community Shopping Centers:
---------------------------
1997 (YTD)         $8.81             $9.86           ($1.05)        (10.6)%
1996                8.18              6.16             2.02          32.8


(1) On a pro forma combined basis giving effect to the Merger with DRC for periods presented.
(2) Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.

                                        SIMON DeBARTOLO GROUP
                                         Lease Expirations(1)
                                         As of June 30, 1997


                       Number of      Square     Avg. Base Rent
       Year         Leases Expiring    Feet        per Square
                                                      Foot
                                                   at 6/30/97
  Regional Malls -
            Mall &
      Freestanding
            Stores

1997 (7/1 - 12/31)              219    432,823             19.62
1998                          1,081  2,173,171             22.65
1999                          1,074  2,314,406             21.98
2000                          1,032  2,309,445             22.93
2001                            943  2,377,268             20.72
2002                            722  2,155,270             20.27
2003                            715  1,981,029             22.68
2004                            683  2,171,562             22.22
2005                            650  2,250,693             20.48
2006                            892  2,692,795             23.22
2007                            489  1,429,993             24.26
TOTALS                        8,500 22,288,455            $22.04


  Regional Malls -
    Anchor Tenants

1997 (7/1 - 12/31)                2    308,212             1.17
1998                             11  1,805,155             1.45
1999                             12  1,620,140             1.74
2000                             11  1,748,754             1.95
2001                             11  1,644,947             2.09
2002                              7    761,206             1.92
2003                              6    697,254             3.61
2004                             13  1,130,439             4.28
2005                              9  1,177,471             2.73
2006                             11  1,284,004             3.69
2007                              3    282,487             3.03
TOTALS                           96 12,460,069            $2.42


 Community Centers
   - Mall Stores &
      Freestanding
            Stores

1997 (7/1 - 12/31)               26     70,044             9.51
1998                            176    489,175            10.64
1999                            167    495,091            11.07
2000                            158    521,924            10.96
2001                            117    397,002            11.03
2002                             81    338,317            10.33
2003                             27    159,432            10.99
2004                             23    132,943            11.79
2005                             27    174,708            10.19
2006                             17    138,809             9.25
2007                              8    101,785             8.12
TOTALS                          827  3,019,230           $10.65

 Community Centers
  - Anchor Tenants

1997 (7/1 - 12/31)                2     52,373               6.45
1998                              2     63,195               4.59
1999                              8    238,681               4.83
2000                              7    266,438               5.13
2001                             10    442,483               3.62
2002                              7    255,618               6.31
2003                              9    298,498               6.36
2004                              7    183,317               6.49
2005                             11    630,445               5.61
2006                              9    520,910               5.77
2007                              8    495,653               5.88
TOTALS                           80  3,447,611              $5.51



 (1)  Does not consider the impact of options that may be contained in leases.

                             Simon DeBartolo Group
                  Scheduled Debt Amortization and Maturities
                              As of June 30, 1997
                                (In thousands)


                            Scheduled       Scheduled
        Year              Amortization     Maturities          Total

Consolidated

Mortgage Debt
1997                               8,925           30,000           38,925
1998                              18,421          293,880          312,301
1999                              22,410          221,180          243,591
2000                              24,763          434,876          459,639
2001                              22,631          634,486          657,117
2002                              19,334          407,335          426,669
2003                              12,090          369,280          381,371
2004                               8,259          160,279          168,539
2005                               7,602           35,944           43,546
2006                               7,253           48,048           55,301
Thereafter                         9,512          245,084          254,596

                           $     161,201       $2,880,392       $3,041,595

Corporate Credit
Facility

1999                                   0          370,000          370,000

Unsecured Debt
2003                                   0          100,000          100,000
2005                                   0          100,000          100,000
2006                                   0          305,000          305,000

Adjustment of
Indebtedness to
Fair Mkt Value, Net               12,067                0           12,067

Total Consolidated Debt    $     173,268       $3,755,392       $3,928,662

Joint Ventures

Mortgage Debt
1997                               1,155           31,696           32,851
1998                               2,168          175,000          177,168
1999                               2,357          134,244          136,601
2000                               2,357           85,089           87,446
2001                               4,651          141,050          145,701
2002                               3,789          216,559          220,348
2003                               2,778          172,444          175,222
2004                               2,986                0            2,986
2005                                 262          160,471          160,733
2006                                   0          131,249          131,249
Thereafter                             0            4,282            4,282

Total Joint Venture
Debt                       $      22,503       $1,252,084       $1,274,586

SIMON DeBARTOLO GROUP
Summary of Indebtedness
As of  June 30, 1997
(In thousands)


                                           Total          SDG's
                                         Principal      Share of       Weighted
                                                                         Avg
                                          Balance     Loan Balance     Interest
                                                                         Rate

Consolidated Indebtedness

Mortgage Debt
Fixed Rate                                2,476,588      2,386,338         7.71%
Variable Rate                               565,007        524,034         6.61%
Subtotal Mortgage Debt                    3,041,595      2,910,372         7.52%

Unsecured Debt
Fixed Rate                                  450,000        450,000         6.91%
Variable Rate                               425,000        425,000         6.57%
Subtotal Unsecured Debt                     875,000        875,000         6.74%

Adjustment to Fair Market Value -            11,568         11,568           N/A
Fixed Rate
Adjustment to Fair Market Value -               499            499           N/A
Variable Rate

Consolidated Mortgage and Other Notes     3,928,662      3,797,439         7.31%
Payable


Joint Venture Mortgage Indebtedness
Fixed Rate                                  615,415        253,254         7.64%
Variable Rate                               659,170        245,473         6.77%
Joint Venture Mortgage and Other Notes    1,274,586        498,726         7.21%
Payable


SDG's Share of Total Indebtedness                        4,296,165         7.30%

SIMON DeBARTOLO GROUP
Summary of Indebtedness By Maturity
As of  June 30, 1997
(In thousands)

                                                   Total       SDG's      Weighted
                                                                            Avg
Property                     Maturity  Interest  Principal   Share of     Interest
                                                                            Rate
Name                           Date      Rate     Balance      Loan       by Year
                                                              Balance

Consolidated
Indebtedness
Fixed Rate Mortgage
Debt:

White Oaks Mall -              3/1/98     7.70%     16,500       9,075

Ross Park Mall                8/15/98     6.14%     60,000      60,000
     Subtotal 1998                                  76,500      69,075        6.34%

West Ridge Mall                6/1/99     8.00%     47,777      47,777
Ingram Park Mall - 2          11/1/99     9.63%      7,000       7,000
Ingram Park Mall - 1          12/1/99     8.10%     48,872      48,872
Barton Creek Square          12/30/99     8.10%     63,246      63,246
La Plaza Mall                12/30/99     8.25%     50,311      50,311
     Subtotal 1999                                 217,206     217,206        8.16%

Windsor Park Mall - 1          6/1/00     8.00%      5,941       5,941
Trolley Square - 1            7/23/00     5.81%     19,000      17,100
North East Mall                9/1/00    10.00%     22,324      22,324
Bloomingdale Court            12/1/00     8.75%     29,009      29,009
Forest Plaza                  12/1/00     8.75%     16,904      16,904
Fox River Plaza               12/1/00     8.75%     12,654      12,654
Lake View Plaza               12/1/00     8.75%     22,169      22,169
Lincoln Crossing              12/1/00     8.75%        997         997
Matteson Plaza                12/1/00     8.75%     11,159      11,159
Regency Plaza                 12/1/00     8.75%      1,878       1,878
St. Charles Towne Plaza       12/1/00     8.75%     30,887      30,887
West Ridge Plaza              12/1/00     8.75%      4,612       4,612
White Oaks Plaza              12/1/00     8.75%     12,345      12,345
     Subtotal 2000                                 189,878     187,978        8.61%

Biltmore Square                1/1/01     7.15%     27,939      27,939
Chesapeake Square              1/1/01     7.28%     50,087      50,087
Port Charlotte Town            1/1/01     7.28%     46,309      46,309
Center
Great Lakes Mall - 1          3/15/01     6.74%     53,779      53,779
Great Lakes Mall - 2          3/15/01     7.07%      8,665       8,665
DCP - Securitized Debt   (1)   3/1/01     8.12%    365,864     365,864
Fixed
     Subtotal 2001                                 552,643     552,643        7.77%

Lima Mall - 1                  3/1/02     7.12%     14,471      14,471
Lima Mall - 2                  3/1/02     7.12%      4,821       4,821
Columbia Center               3/15/02     7.62%     43,123      43,123
Northgate Shopping            3/15/02     7.62%     80,524      80,524
Center
Tacoma Mall                   3/15/02     7.62%     94,215      94,215
Crossroads Mall               7/31/02     7.75%     41,440      41,440
North Riverside Park           9/1/02     9.38%      4,067       4,067
Plaza - 1
North Riverside Park           9/1/02    10.00%      3,668       3,668
Plaza - 2
Hutchinson Mall               10/1/02     8.44%     11,523      11,523
     Subtotal 2002                                 297,852     297,852        7.69%

Battlefield Mall               6/1/03     7.50%     50,239      50,239
South Park Mall               6/15/03     7.25%     24,748      24,748
Anderson Mall                12/15/03     6.74%     19,000      19,000
Forest Mall                  12/15/03     6.74%     12,800      12,800
Forest Village Park Mall     12/15/03     6.16%     20,600      20,600
Golden Ring Mall             12/15/03     6.74%     29,750      29,750
Longview Mall                12/15/03     6.16%     22,100      22,100
Markland Mall                12/15/03     6.74%     10,000      10,000
Midland Park Mall            12/15/03     6.31%     22,500      22,500
Miller Hill Mall             12/15/03     6.74%     34,500      34,500
Muncie Mall - 1              12/15/03     6.74%     24,000      24,000
Muncie Mall - 2              12/15/03     6.99%     20,000      20,000
North Towne Square           12/15/03     6.31%     23,500      23,500
Towne West Square            12/15/03     6.16%     40,250      40,250
Miami International Mall     12/21/03     6.91%     47,219      28,331
     Subtotal 2003                                 401,207     382,319        6.72%

Forum - Class A-1             5/15/04     7.13%     90,000      51,763
Cielo Vista Mall - 2           7/1/04     8.13%      2,323       2,323
College Mall                   7/1/04     7.00%     43,209      43,209
Greenwood Park Mall            7/1/04     7.00%     36,188      36,188
Tippecanoe Mall                7/1/04     8.45%     47,290      47,290
Towne East Square              7/1/04     7.00%     57,127      57,127
     Subtotal 2004                                 276,138     237,901        7.33%

Melbourne Square               2/1/05     7.42%     40,014      40,014
     Subtotal 2005                                  40,014      40,014        7.42%

Treasure Coast Mall            1/1/06     7.42%     54,244      54,244
Gulf View Square              10/1/06     8.25%     38,402      38,402
Paddock Mall                  10/1/06     8.25%     30,543      30,543
     Subtotal 2006                                 123,189     123,189        7.88%

Cielo Vista Mall - 1           5/1/07     9.25%     56,449      56,449
McCain Mall                    5/1/07     9.25%     26,195      26,195
Valle Vista Mall               5/1/07     9.25%     34,694      34,694
University Park Mall          10/1/07     7.43%     59,500      35,700
     Subtotal 2007                                 176,839     153,039        8.83%

Randall Park Mall              1/1/11     9.25%     33,775      33,775
     Subtotal 2011                                  33,775      33,775        9.25%

Windsor Park Mall - 2          5/1/12     8.00%      8,952       8,952
     Subtotal 2012                                   8,952       8,952        8.00%

O'Hare International         12/31/13     7.50%     27,376      27,376
Center
     Subtotal 2013                                  27,376      27,376        7.50%

Chesapeake Centre             5/15/15     8.44%      6,563       6,563
Grove at Lakeland             5/15/15     8.44%      3,750       3,750
Square, The
Terrace at Florida Mall,      5/15/15     8.44%      4,688       4,688
The
     Subtotal 2015                                  15,000      15,000        8.44%

Sunland Park Mall              1/1/26     8.63%     40,019      40,019
     Subtotal 2026                                  40,019      40,019        8.63%

Total Consolidated Fixed                         2,476,588   2,386,338        7.71%
Rate Mortgage Debt

Variable Rate Mortgage
Debt:

Eastland Mall                 11/1/97     7.19%     30,000      30,000
     Subtotal 1997                                  30,000      30,000        7.19%

Lincolnwood Town Center       1/31/98     6.94%     63,000      63,000
Eastgate Consumer Mall       12/31/98     6.50%     22,929      22,929
Riverway - 1                 12/31/98     6.38%     85,571      85,571
Riverway - 2                 12/31/98     6.38%     45,880      45,880
     Subtotal 1998                                 217,380     217,380        6.55%

Jefferson Valley Mall         1/12/00     6.24%     50,000      50,000
Shops at Sunset Place,        6/30/00     6.94%      7,687       5,765
The
Trolley Square - 2            7/23/00     7.19%      4,641       4,177
Trolley Square - 3            7/23/00     7.19%      3,500       3,150
     Subtotal 2000                                  65,828      63,092        6.41%

Crystal River                  1/1/01     7.69%     16,000      16,000
DCP - Securitized Debt   (1)   3/1/01     6.27%     87,200      87,200
Floating
Mainland Peripheral          12/31/01     7.69%      1,290       1,290
     Subtotal 2001                                 104,490     104,490        6.50%

Highland Lakes Center          3/1/02     7.19%     14,377      14,377
Mainland Crossing             3/31/02     7.19%      2,226       2,226
Mall of the Mainland          3/31/02     7.69%     40,706      40,706
     Subtotal 2002                                  57,309      57,309        7.54%

Forum - Class A-2             5/15/04     5.99%     85,000      48,887
Forum - Class A-3             5/15/04     5.99%      5,000       2,876
     Subtotal 2004                                  90,000      51,763        5.99%

Total Variable Rate                                565,007     524,034        6.61%
Mortgage Debt

Total Consolidated                               3,041,595   2,910,372        7.52%
Mortgage Debt

Fixed Rate Unsecured
Debt:

SDG, LP (PATS)               11/15/03      6.75%    100,000     100,000
     Subtotal 2003                                 100,000     100,000        6.75%

SDG, LP (MTN)                 6/24/05     7.13%    100,000     100,000
     Subtotal 2005                                 100,000     100,000        7.13%

SDG, LP (Bonds)              11/15/06      6.88%    250,000     250,000
     Subtotal 2006                                 250,000     250,000        6.88%

Total Unsecured Fixed                              450,000     450,000        6.91%
Rate Debt

Variable Rate Unsecured
Debt:

SDG, L.P. Unsecured Loan      9/25/98     6.44%     55,000      55,000
     Subtotal 1998                                  55,000      55,000        6.44%

Corporate Credit             09/27/99      6.59%    370,000     370,000
Facility
     Subtotal 1999                                 370,000     370,000        6.59%

Total Unsecured Variable                           425,000     425,000        6.57%
Rate Debt

Total Unsecured Debt                               875,000     875,000        6.74%

Adjustment to Fair                                  11,568      11,568        N/A
Market Value - Fixed
Rate
Adjustment to Fair                                     499         499        N/A
Market Value - Variable
Rate

Total Consolidated Debt                          3,928,662   3,797,439        7.31%


Joint Venture
Fixed Rate Mortgage
Debt:

Century III Mall - 2          12/1/97     7.00%        233         117
     Subtotal 1997                                     233         117        7.00%

Northfield Square              4/1/00     9.52%     24,497      24,497
Coral Square                  12/1/00     7.40%     53,300      26,650
     Subtotal 2000                                  77,797      51,147        8.42%

Palm Beach Mall              12/15/02     8.21%     51,778      25,889
     Subtotal 2002                                  51,778      25,889        8.21%

Avenues, The                  5/15/03     8.36%     58,729      14,682
Century III Mall - 1           7/1/03     6.78%     66,000      33,000
Lakeland Square              12/22/03     7.26%     53,217      26,609
     Subtotal 2003                                 177,946      74,291        7.26%

Cobblestone Court            11/30/05     7.22%      6,180       2,163
Crystal Court                11/30/05     7.22%      3,570       1,250
Fairfax Court                11/30/05     7.22%     10,320       2,709
Gaitway Plaza                11/30/05     7.22%      7,350       1,715
Plaza at Buckland Hills,     11/30/05     7.22%     17,680       6,055
The
Ridgewood Court              11/30/05     7.22%      7,980       2,793
Royal Eagle Plaza            11/30/05     7.22%      7,920       2,772
Village Park Plaza           11/30/05     7.22%      8,960       3,136
West Town Corners            11/30/05     7.22%     10,330       2,411
Westland Park Plaza          11/30/05     7.22%      4,950       1,155
Willow Knolls Court          11/30/05     7.22%      6,490       2,272
Yards Plaza, The             11/30/05     7.22%      8,270       2,895
Seminole Towne Center        12/27/05     6.88%     70,500      31,725
     Subtotal 2005                                 170,500      63,050        7.05%

Great Northeast Plaza          6/1/06     9.04%     17,878       8,939
Smith Haven Mall               6/1/06     7.86%    115,000      28,750
     Subtotal 2006                                 132,878      37,689        8.14%

Ontario Mills -1         (3) 12/28/09     0.00%      4,282       1,071        0.00%
     Subtotal 2009                                   4,282       1,071

Total Joint Venture                                615,415     253,254        7.64%
Fixed Rate  Mortgage
Debt

Variable Rate Mortgage
Debt:

Aventura Mall - 3              8/1/97     8.50%     25,496       8,499
Aventura Mall - 2              8/7/97     9.75%      6,200       2,067
     Subtotal 1997                                  31,696      10,565        8.74%

Aventura Mall - 1              8/8/98     6.65%    100,000      33,333
Florida Mall, The             12/1/98     5.93%     75,000      37,500
     Subtotal 1998                                 175,000      70,833        6.27%

Tower Shops, The         (2)  3/13/99     7.69%     15,755       7,877
Indian River Commons          3/29/99     6.94%      6,792       3,396
Indian River Mall        (2)  3/29/99     6.94%     37,697      18,849
Lakeline Mall                 5/16/99     6.06%     73,947      36,974
     Subtotal 1999                                 134,191      67,096        6.54%

Lakeline Plaza - 2             6/6/00     6.06%      8,000       4,000
     Subtotal 2000                                   8,000       4,000        6.06%

Circle Centre Mall            1/31/01     6.13%     60,000       8,802
Grapevine Mills               4/25/01     7.34%      6,207       2,297
Source, The                   7/16/01     7.39%     81,050      40,525
     Subtotal 2001                                 147,257      51,624        7.17%

Arizona Mills                  2/1/02     6.99%     45,328      11,930
Ontario Mills            (2)   2/6/02     7.08%    117,700      29,425
     Subtotal 2002                                 163,028      41,355        7.05%

Total Joint Venture                                659,170     245,473        6.77%
Variable Rate Debt

Total Joint Venture Debt                         1,274,586     498,726        7.21%

SDG's Share of Total                             5,203,247   4,296,165        7.30%
Indebtedness




(1)  Secured by 17 centers previously owned by DRC.
(2)  Two one-year options exist to extend maturity.
(3) Notes for purchase of land from Ontario Redevelopment Agency at 6% commencing January 2000.

       18-23
                             SIMON DeBARTOLO GROUP
     Summary of Variable Rate Debt and Interest Rate Protection Agreements
                              As of June 30, 1997
                                 (In thousands)

                            Principal      SDG        SDG's    Interest
    Property      Maturity   Balance    Ownership   Share of     Rate   Terms of           Terms of
      Name          Date     6/30/97        %         Loan      6/30/97 Variable   Interest Rate Protection
                                                    Balance              Rate             Agreement



Consolidated
Properties:

Secured Debt:
Eastland Mall      11/1/97      30,000     100.00%     30,000     7.19%  LIBOR +
                                                                       1.50%

Lincolnwood Town   1/31/98      63,000     100.00%     63,000     6.94%  LIBOR +
Center                                                                 1.25%
Eastgate          12/31/98      22,929     100.00%     22,929     6.50%  LIBOR +   LIBOR capped at 5.0%
Consumer Mall                                                          1.50%     through maturity
Riverway - 1      12/31/98      85,571     100.00%     85,571     6.38%  LIBOR +   LIBOR capped at 5.0%
                                                                       1.375%    through maturity
Riverway - 2      12/31/98      45,880     100.00%     45,880     6.38%  LIBOR +   LIBOR capped at 5.0%
                                                                       1.375%    through maturity

Jefferson Valley   1/12/00      50,000     100.00%     50,000     6.24%  LIBOR +   LIBOR capped at 8.7%
Mall                                                                   .55%      through maturity
Shops at Sunset    6/30/00       7,687      75.00%      5,765     6.94%  LIBOR +
Place, The                                                             1.25%
Trolley Square     7/23/00       4,641      90.00%      4,177     7.19%  LIBOR +
                                                                       1.50%
Trolley Square     7/23/00       3,500      90.00%      3,150     7.19%  LIBOR +
                                                                       1.50%

Crystal River       1/1/01      16,000     100.00%     16,000     7.69%  LIBOR +
                                                                       2.00%
DCP -               3/1/01      87,200     100.00%     87,200     6.27%  LIBOR +   See Footnote (1).
Securitized Debt                                                       .56%
Floating
Mainland          12/31/01       1,290     100.00%      1,290     7.69%  LIBOR +
Peripheral                                                             2.00%

Highland Lakes      3/1/02      14,377     100.00%     14,377     7.19%  LIBOR +
Center                                                                 1.50%
Mainland           3/31/02       2,226     100.00%      2,226     7.19%  LIBOR +
Crossing                                                               1.50%
Mall of the        3/31/02      40,706     100.00%     40,706     7.69%  LIBOR +
Mainland                                                               2.00%

Forum - Class A-2  5/15/04      85,000      57.51%     48,887     5.99%  LIBOR +   LIBOR Capped at 9.5%
                                                                       .30%      through maturity.
Forum - Class A-3  5/15/04       5,000      57.51%      2,876     5.99%  LIBOR +   LIBOR Capped at 9.5%
                                                                       .30%      through maturity.

           Total
    Consolidated
    Secured Debt              565,007                 524,034

Unsecured Debt:
Unsecured Loan     9/25/98      55,000     100.00%     55,000     6.44%  LIBOR +
                                                                       .75%
Revolving Credit   9/27/99     370,000     100.00%    370,000     6.13%  LIBOR +   Interest rate was reduced
Facility                                                               .75%      to LIBOR plus 75 basis
                                                                                points on April 14, 1997.
           Total              425,000                 425,000
    Consolidated
  Unsecured Debt

   Adjustment of                  499                     499
   Variable-Rate
 Indebtedness to
             FMV

    Consolidated              990,506                949,533
   Variable Rate
            Debt

Joint Venture
Properties:

Aventura Mall -     8/1/97      25,496      33.33%      8,499     8.50%  Prime     See Footnote (2).
                                                                       Rate
Aventura Mall       8/7/97       6,200      33.33%      2,067     9.75%  Prime +
                                                                       1.25%

Aventura Mall       8/8/98     100,000      33.33%     33,333     6.65%   Bank of
                                                                       Tokyo CD
                                                                         rate +
                                                                           .90%
Florida Mall,      12/1/98      75,000      50.00%     37,500     5.93%    30-day
The                                                                    Commerci
                                                                       al paper
                                                                         rate +
                                                                          0.75%

Tower Shops, The   3/13/99      15,755      50.00%      7,877     7.69%  LIBOR +   Two one-year extensions
                                                                       2.00%     exist to extend maturity.
                                                                                See Footnote (2).
Indian River       3/29/99       6,792      50.00%      3,396     6.94%  LIBOR +
Commons                                                                1.25%
Indian River       3/29/99      37,697      50.00%     18,849     6.94%  LIBOR +
Mall                                                                   1.25%
Lakeline Mall      5/16/99      73,947      50.00%     36,974     6.06%  LIBOR +
                                                                       .375%

Lakeline Plaza -    6/6/00       8,000      50.00%      4,000     6.06%  LIBOR +
                                                                       .375%

Circle Centre      1/31/01      60,000      14.67%      8,802     6.13%  LIBOR +   LIBOR is capped at 8.81%.
Mall                                                                   .44%
Grapevine Mills    4/25/01       6,207      37.00%      2,297     7.34%  LIBOR +
                                                                       1.65%
Source, The        7/16/01      81,050      50.00%     40,525     7.39%  LIBOR +
                                                                       1.70%

Arizona Mills       2/1/02      45,328      26.32%     11,930     6.99%  LIBOR +   LIBOR is capped at 9.5%.
                                                                       1.30%
Ontario Mills -1    2/6/02      50,000      25.00%     12,500     7.37%  LIBOR +   LIBOR swapped at 6.37% on
                                                                       1.00%     the first 50,000 only.
                                                                                See Footnote (2).
Ontario Mills -2    2/6/02      20,000      25.00%      5,000     6.69%  LIBOR +
                                                                       1.00%
Ontario Mills -3    2/6/02      47,700      25.00%     11,925     6.94%  LIBOR +
                                                                       1.25%

     Total Joint
         Venture
      Properties              659,170                245,473

Total Variable
Mortgage and
Other
Indebtedness                 1,649,676              1,195,005


Footnotes:
(1) LIBOR is swapped at 5.71% on $87.2 million of debt from May 1997 through April 2001. An interest rate cap was also purchased which limits LIBOR to 8.44% on $87.2 million of debt through March 2001 in order to provide protection in the event LIBOR exceeds 8.44%.
(2) Rate can be reduced based upon project performance.
(3) The following table summarizes variable rate debt:

                                      Total                SDG Share
Swapped debt                           87,200                 87,200
Capped debt "in the money"            154,380                154,380
Other hedged variable rate debt       295,328                134,995
Unhedged variable rate debt         1,112,770                818,431
                                    1,649,676              1,195,005

                             SIMON DeBARTOLO GROUP
                          New Development Activities
                              As of June 30, 1997

                                                         Non-Anchor
                       SDG       Actual/      Projected  Sq. Footage
       Mall/        Ownership   Projected        Cost      Leased/        GLA
     Location       Percentage   Opening     (in millions) Committed(2) (sq. ft.)

     Projects Under
       Construction

The Source              50%        9/97           $153        93%        730,000
Long Island, NY

Anchors/Major        Fortunoff,
Tenants:            Nordstrom Rack, Off
                     5th-Saks Fifth
                       Avenue Outlet,
                    Cheesecake Factory,Rainforest
                      Cafe, Just for
                        Feet, Bertolini's, Loehmann'
                       s, Old Navy,
                       Virgin Megastore, Circuit City,
                     Brooklyn Diner,
                     ABC Home Store


Arizona Mills           26%        11/97          $188        88%      1,216,000
Tempe, Arizona

      Anchors/Major    Oshmans
           Tenants: Superspor
                       t, Off
                     5th-Saks
                        Fifth
                       Avenue
                      Outlet,
                    Burlingto
                       n Coat
                      Factory,
                      Harkins
                     Theater,
                    Rainfores
                      t Cafe,
                    GameWorks
                         , Hi
                      Health,
                      JCPenney
                      Outlet,
                        Group
                         USA,
                    Linens 'N
                      Things,
                        IMAX,
                         Ross
                    Dress for
                         Less


Grapevine Mills         38%        10/97          $203        76%      1,396,000
Grapevine, TX
(Dallas/Ft. Worth)

      Anchors/Major   Books-A-
           Tenants:  Million,
                    Burlingto
                       n Coat
                     Factory,
                     Off 5th-
                         Saks
                        Fifth
                       Avenue
                       Outlet,
                        Group
                         USA,
                    Rainfores
                      t Cafe,
                     Bed Bath
                    & Beyond,
                          AMC
                    Theatres,
                     GameWorks
                            ,
                     American
                    Wildernes
                    s, Sports
                    Authority
                            ,
                     JCPenney
                       Outlet
                     Bernini Off Rodeo,Old
                    Navy


Muncie Plaza           100%        4/98           $14       74% (1)      195,500
Muncie, IN

      Anchors/Major   Kohl's,
           Tenants:   TJMaxx,
                    OfficeMax
                       , Shoe
                     Carnival


Shops at Sunset
Place                  75%        9/98           $149        82%        500,000
South Miami, FL

      Anchors/Major     AMC 24
           Tenants:  Theatre,
                    NIKETOWN,
                     Barnes &
                       Noble,
                         IMAX
                     Theatre,
                       Virgin
                     Megastore
                          , Z
                    Gallerie,
                    GameWorks


Lakeline Plaza          50%      Phase I -       $34       Phase I -     381,200
                                  5/98                       64%
Austin, TX                       Phase II-
                                  11/98
         (commenced
construction  7/97)

      Anchors/Major  Linens 'N
           Tenants:   Things,
                      TJMaxx,
                     Toys "R"
                          Us,
                       Office
                          Max


(1)  Community Center leased/committed percentage includes owned anchor GLA.
(2)  As of July, 1997.

                             SIMON DeBARTOLO GROUP
                       Renovation/ Expansion Activities
                              As of June 30, 1997

                                                                            Total
                            SDG                     Projected            Existing
         Mall/           Ownership   Anticipated       Cost     Year       GLA
       Location          Percentage   Completion       (in      Built    (sq. ft.)
                                                    millions)

         Projects Under
           Construction

     The Forum Shops at     55%          8/97          $89      1992     242,000
                Caesars
Las Vegas, NV
(Expansion)

 Scope of Construction:   Addition
                         of 235,000
                          sq. ft.
                         (including
                         mezzanine)
                           , 97%
                         leased/com
                          mitted;
                          tenants
                          include
                           Virgin
                          Records,
                            FAO
                          Schwarz,
                         Cheesecake
                          Factory
                            and
                          NIKETOWN


Aventura Mall              33.3%        12/97         $91       1983      987,000
                                    (Bloomingdale's)
Miami, FL                               3/98 (All
                                           other)
(Expansion)                                  3/99
                                      (Burdine's)

 Scope of Construction:  Additions
                         of 252,000
                          sq. ft.
                         Bloomingda
                           le's,
                          225,000
                          sq. ft.
                         Burdines,2
                         55,000 sq.
                           ft. of
                           small
                           shops,
                         77,950 sq.
                          ft. AMC
                          Theatre
                          with 24
                          screens,
                            new
                          parking
                           deck,
                           Sears
                         37,000 sq.
                            ft.
                         expansion,
                          Lord and
                           Taylor
                         28,000 sq.
                            ft.
                         expansion,
                          JCPenney
                         60,000 sq.
                            ft.
                         expansion,
                         and Macy's
                         45,000 sq.
                            ft.
                         expansion


Prien Lake Mall             100%        11/98          $30      1972      467,000
Lake Charles, LA
 (Renovation/Expansion
 started constr. 7/97)

 Scope of Construction:   Addition
                         of 157,000
                          sq. ft.
                         Dillard's
                            and
                          124,000
                          sq. ft.
                           Sears;
                         renovation
                             of
                          existing
                          mall and
                          JCPenney
                          building
                         and 67,000
                          sq. ft.
                         expansion
                          of shops
                         with food
                           court


The Florida Mall            50%          1999          $79      1986     1,120,000
Orlando, FL
(Expansion)

 Scope of Construction:   Addition
                         of 200,000
                          sq. ft.
                          Burdines
                            and
                          180,000
                         sq. ft. of
                         shops with
                         expansions
                         to Sears,
                         JCPenney,
                         Dillard's,
                            and
                          Gayfers


    Projects Under
      Development

North East Mall             100%         1999          $150     1971     1,142,000
Hurst, TX
(Renovation/Expansion)

 Scope of Construction:  Additions
                          of small
                           shops,
                          160,000
                          sq. ft.
                         Nordstrom
                          and one
                         additional
                         department
                           store,
                         expansions
                             of
                         Dillard's
                            and
                         JCPenney,
                         renovation
                         s of Sears
                            and
                         Montgomery
                            Ward


Mission Viejo Mall          100%         1999          $150      1979      817,000
Mission Viejo, CA
(Renovation/Expansion)

 Scope of Construction:  Additions
                         of 160,000
                          sq. ft.
                         Nordstrom,
                          130,000
                         sq. ft. of
                           small
                           shops,
                         renovation
                          with new
                            food
                           court,
                           Macy's
                         60,000 sq.
                            ft.
                         expansion,
                         Robinson-
                         May 70,000
                          sq. ft.
                         expansion

                             SIMON DeBARTOLO GROUP
                     Other Renovation/Expansion Activities
                Projects Under Construction as of June 30, 1997

               Anticipated
    Name/Location            Completion                                Scope  of
Construction

Lafayette Square         7/97        Remodel with new food court; new Waccamaw;
Indianapolis, IN                                                      L.S. Ayres
expansion

Orange Park Mall         8/97        Addition of an AMC 24 screen theatre
Jacksonville, FL

Tippecanoe Plaza         9/97        New Service Merchandise and Barnes & Noble
Lafayette, IN

Alton Square            10/97        New Sears; renovation
Alton, IL

Paddock Mall            10/97        Remodel with new food court
Ocala, FL

Chautauqua Mall         11/97        Remodel with new food court; Woolworth
Jamestown, NY                        recapture;new JCPenney and Bon-Ton

Crystal River Mall      11/97        New Regal Cinema
Crystal River, FL

Knoxville Center        11/97        Renovation of "O" section and expansion of
(East Towne Mall)                    existing Regal Cinema
Knoxville, TN

Northgate Mall          11/97        Renovation with new food court
Seattle, WA

Richmond Square         11/97        New Dillard's and OfficeMax; food cluster
and
Richmond, IN                         renovation

Southern Park Mall      11/97        Remodel with new food court; GLA expansion
Youngstown, OH

Barton Creek Square      3/98        Additions of Old Navy and Finish Line;
cosmetic
Austin, TX                           remodel with new food court

Columbia Center          3/98        New ACT III Theater and Barnes & Noble
Kennewick, WA

Forest Mall              3/98        New Sears and Staples; renovation of "O"
Fond du Lac, WI                      section

Port Charlotte Town      3/98        New Cobb Theater
   Center
Port Charlotte, FL

West Town Mall           3/98        New Regal Cinema; new parking deck
Knoxville, TN


(1) Total anticipated cost of the above projects is $148 million; SDG's share is $142 million.

                             SIMON DeBARTOLO GROUP
                             Capital Expenditures
                    For the Six Months Ended June 30, 1997


                                 (In millions)


                                         Joint Venture Properties
                                         ------------------------
                           Consolidated                 SDG's
                            Properties        Total     Share
                            ----------        -----     -----


Acquisitions                      -              -         -

New Developments                $42.2         $152.6     $63.1

Renovations and Expansions       78.6           37.0      11.9

Tenant Allowances-Retail         18.8            2.4       1.0

Tenant Allowances-Office           .6              -         -

Capital Expenditures
   Recovered from Tenants         1.6             .6         -

Other (1)                         4.3             .1        .3
                              ------          -----    ------


Totals                         $146.1         $192.7     $76.3
                              ======          =====    ======


 (1)  Primarily represents capital expenditures not recovered from tenants.

                             SIMON DeBARTOLO GROUP
                       Gains on Sales of Peripheral Land
                              As of June 30, 1997


                                 (In millions)



                                         Six Months Ended
                                              June 30,
                                          1997   1996(1)
                                          ----    -------

Consolidated Properties                   $2.6       $1.0

SDG's Share of Joint Venture Properties    1.5       1.6
                                          ----       ----


Totals                                    $4.1       $2.6
                                          ====       ====


(1)  Not adjusted to give effect to the Merger prior to August 9, 1996.

                             SIMON DeBARTOLO GROUP
                              Teleconference Text
                                 July 31, 1997


Conference Call Leader:  David Simon
                    Chief Executive Officer of Simon DeBartolo Group

Welcome to our second quarter earnings teleconference. We will provide a brief overview of financial and operational results, an overview of certain financing activities, an update on the development activities, and then we'll open the call to questions.

Financial and Operational Results
---------------------------------

We are very pleased with our financial results. FFO of the Operating Partnership for the quarter was $93.3 million, an increase of 84.8% over 1996. This translated to an increase on a per share basis of 11.3%, to $0.59 per share in 1997 from $0.53 in 1996.

FFO of the Operating Partnership for the six months was $181.2 million, an increase of 82.7% for the same period in 1996. The increase on a per share basis for the first six months has been close to 11%, at 10.6%, to $1.15 per share from $1.04 per share in 1996.

We are pleased with this growth level, which was fueled by certain cost savings from our merger with DeBartolo, occupancy gains within the portfolio and positive returns from our redevelopment activities. It is important to note that this growth level was achieved in a 6 month period in which SDG completed no acquisition activity. This growth rate was basically fueled by internal growth, and as we increase our acquisition activity, we expect to add to our growth component. Also on a positive note, our profit margin year-to-date is 64.1% as compared to 62.3% a year ago.

Operational statistics are on the rise.  Mall occupancy at June 30  was  85.2%,
up  1.8 percentage points from one year ago.   This is primarily the result  of
our  continued  aggressive  leasing  efforts,  particularly  as  we  gain  more
knowledge   and  exert  Simon  leasing  influence  on  the  former  "DeBartolo"
properties. We have had good occupancy gains in the former "Simon" portfolio. We are also seeing less bankruptcies in the small shop sector and we have a
very  significant  momentum  throughout our entire  leasing  organization.   We
executed leases for 1.45 million sq. ft. of space in our regional mall portfolio during the second quarter, which comprised over 500 leases. We have lawyers working around the clock to execute leases for the remainder of the year. We expect this favorable trend to continue, and we hope to bring in year-end occupancy 150 to 200 basis points favorable from last year.

Average base rent in the regional malls was $20.94 at June 30, up 3.8% from $20.18 one year ago. The average base rent for new leases signed during the first six months was $22.93, an increase of $3.31 or 17% over the tenants who closed or whose leases expired. As we highlighted to you last quarter, this spread is lower than previous annual trends, primarily as a result of six large-space leases executed year-to-date. These six leases represent 170,000 square feet and were leased at an average rent of $14.27 per square foot.

Sales volume in the regional malls was $2.9 billion, up 4.2% from $2.785 billion in the second quarter of 1996. On a per square foot basis, total sales increased 3.4%.

We continue to see above industry-average sales growth, consistent with our 1996 year-end trend. We believe that this is a function of our redevelopment efforts and our aggressive leasing focus on better-performing, more-productive small shop tenants. In addition, a number of properties where we have completed redevelopments or are in the final stages of completing a redevelopment are showing strong sales growth, including Alton Square, Bay Park Square, Bergen Mall, Coral Square, Lafayette Square, Midland Park Mall, Muncie Mall, Smith Haven Mall and Summit Mall.

In summary, we are pleased with our overall results for the quarter. Everything is on plan for 1997, and we remain very optimistic for the last six months of the year.

Financing Activities
--------------------

Our company has demonstrated its unparalleled strength given our activity in the capital markets recently.

On June 24, we issued the initial $100 million of medium term notes from our $300 million medium term note shelf. The single tranche, eight year Notes pay interest semi-annually and were fixed at the then 8-year Treasury rate plus 69 basis points on a bond equivalent basis of 7.125%.

We also issued 3 million Step-Up Premium Rate Preferred Shares at a rate of 7.89% for a total of $150 million.

As the bond market continued to rally, we reentered the capital markets and completed the sale of a two-tranche senior unsecured debt offering of $250 million. The first $100 million tranche of 7-year notes pays interest at 6.75% semi-annually and were priced at the then 7 year treasury rate plus 65 basis points. We also issued 12-year securities for a total of $150 million which pay interest semi-annually at 7.00%. These bonds were priced at the then 10 year treasury rate plus 90 basis points.

Proceeds from these offerings were used to repay existing indebtedness and for general corporate working capital purposes, as well as future property acquisitions.

We have been pleased with the pricing on the $500 million raised in the last month, as it provides the opportunity to reequitize our balance sheet and position the Company for future growth. No other company in our peer group can raise capital as quickly and as powerfully as we can. We believe this is one of our long term strategic competitive advantages.

Post merger, we have been able to significantly re-work our balance sheet, extending maturities and taking advantage of the current interest rate environment. In the last 10 months, we have issued $700 million of unsecured debt and $350 million of perpetual preferred stock. We expect, certainly on the unsecured debt level, for this activity to proceed and to continue to lock in historically low interest rates.

Development Activity
New Developments
----------------

We have a development record that is unsurpassed in our business. Four major new projects are under construction, on time and according to plan, three of which, totaling over 3 million square feet, will open in the next few months. The Source which is a specialty center in Westbury, Long Island will open on September 5th. Grapevine Mills, a 1.5 million square foot value-oriented super regional mall in the Dallas suburb of Grapevine, will open October 30th. Arizona Mills, 1.2 million square feet, is scheduled to open November 20th in Tempe, Arizona. The progress on the Shops at Sunset Place, a 500,000 square foot specialty center in South Miami, is continuing on schedule.

Recently, we agreed to jointly develop a super regional value-oriented project with the Mills Corporation in Charlotte, North Carolina. This is a 50/50 joint venture with Mills. Land was purchased at a total cost of approximately $25 million. This project is scheduled to start in early 1998 for a 1999 opening. It will be 1.5 million square feet and will be located at Interstate 85 and King's Grant Boulevard in Concord, just outside of Charlotte and near in proximity to the Charlotte Motor Speedway. We have commitments from Burlington Coat Factory, Sports Authority, Bed Bath & Beyond, Marshall's, TJMaxx, Rainforest Cafe, and Off 5th-Saks Fifth Avenue Outlet, Books-A-Millions, and a major theater/entertainment center. This is a site where we originally looked at developing a traditional regional mall. Given our strategy to be a broad retail real estate company, we decided the best use was to build a Mills project there, so we pursued that in partnership with the Mills Company.

Our new community centers being developed in Austin, Texas and Muncie, Indiana are both under construction and total approximately 600,000 square feet, with both centers due to open in 1998.

Renovations and Expansions
--------------------------

We  continue to be a leader in renovation and expansion activity.  Our  program is ambitious, and we expect to expand several malls in our portfolio. We are on track to spend over $275 million in 1997, improving our existing portfolio, with returns averaging in double-digits. Included is one of our most exciting expansions, The Forum Shops at Caesars in Las Vegas, which will open a 235,000 square foot expansion over Labor Day weekend this year. The Company will host an analyst/investor conference in connection with the opening of this expansion on August 27th and 28th. Twelve other redevelopment projects are slated for opening in 1997 and are looking very promising. Details of the projects will be disclosed in our 8-K.

Acquisition Activities
----------------------

We announced the formation of a strategic alliance with Chelsea GCA Realty to develop and acquire high-end outlet centers in major metropolitan market places with GLA of 500,000 square feet or more. In connection with the joint venture formation, we purchased 1.4 million shares of Chelsea common stock at $35.50 per share. So far we have made good progress on that relationship. We are working on several opportunities and will have more details as these deals progress. On another positive note, the stock is currently trading at $39.50 per share, and we have earned an 11.3% return on our investment in just 45 days.

On July 10th, we announced the acquisition of an additional 48% ownership of West Town Mall in Knoxville, Tennessee, boosting our ownership percentage to 50%. West Town is a terrific asset. It is 1.3 million square feet and is currently 92% occupied with sales in the $340 per square foot range. It was renovated and expanded in 1995. We believe the mall has significant upside potential through improved occupancy and future redevelopment, examples of which include adding an entertainment/theatre complex. Cost of the acquisition was $70 million. The implied cap rate was 8.7%, which we believe to be very opportunistic for us given the quality of the asset.

We continue to pursue and evaluate several other acquisition opportunities, and we expect to make an announcement shortly on a major acquisition. We expect to have a very active third and fourth quarter in the acquisition area.

In summary, the quarter was very pleasing. We believe that we have real momentum in our business. Everything that we thought existed with the merger is coming through for us. We continue to see positive benefits in our leasing and redevelopment efforts in the DeBartolo portfolio. We continue to improve our margins through the ringing out of excess costs and economies of scale. Our redevelopment and development pipeline is as active and robust as any in the industry with approximately three to four million square feet of new development both under construction and contemplated. We will be able to share more detail on both new development and redevelopment activity through our filings and our investor/analyst conference.
       31-36